PS BUSINESS PARKS, INC.
                                   Exhibit 12:
         Statement re: COMPUTATION of Ratio of Earnings to Fixed Charges

                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                            -----------------------------------------
                                                                                  2002                    2001
                                                                            -----------------       -----------------
      Net income......................................................       $    44,018,000         $    37,144,000
      Minority interest...............................................            24,256,000              19,743,000
      Interest expense................................................             4,098,000                 932,000
      Equity income from sale of joint venture properties.............              (265,000)                     -
                                                                            -----------------       -----------------
      Earnings available to cover fixed charges.......................       $    72,107,000         $    57,819,000
                                                                            =================       =================

      Fixed charges (1)...............................................       $     4,386,000         $     1,933,000
      Preferred distributions.........................................            24,720,000              15,710,000
                                                                            -----------------       -----------------
      Combined fixed charges and preferred distributions..............       $    29,106,000         $    17,643,000
                                                                            =================       =================

      Ratio of earnings to fixed charges..............................             16.44                   29.91
                                                                            =================       =================
      Ratio of earnings to combined fixed charges and preferred
       distributions..................................................              2.48                    3.28
                                                                            =================       =================

                                                                   Years Ended December 31,
                                       --------------------------------------------------------------------------------
                                            2001             2000            1999             1998            1997
                                       --------------   --------------  --------------   --------------  --------------
Net income.........................     $ 49,870,000     $ 51,181,000    $ 41,255,000     $ 29,400,000    $  3,836,000
Minority interest..................       27,489,000       26,741,000      16,049,000       11,208,000       8,566,000
Interest expense...................        1,715,000        1,481,000       3,153,000        2,361,000           1,000
                                       --------------   --------------  --------------   --------------  --------------
Earnings available to cover fixed
   charges.........................     $ 79,074,000     $ 79,403,000    $ 60,457,000     $ 42,969,000    $ 12,403,000
                                       ==============   ==============  ==============   ==============  ==============

Fixed charges (1)..................     $  2,806,000     $  2,896,000    $  4,142,000     $  2,629,000    $      1,000
Preferred distributions............       22,961,000       17,273,000       7,562,000                -               -
                                       --------------   --------------  --------------   --------------  --------------
Combined  fixed charges and preferred
   distributions...................     $ 25,767,000     $ 20,169,000    $ 11,704,000     $  2,629,000    $      1,000
                                       ==============   ==============  ==============   ==============  ==============

Ratio of earnings to fixed charges.            28.18            27.42           14.60            16.34          12,403
                                       ==============   ==============  ==============   ==============  ==============
Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             3.07             3.94            5.17            16.34          12,403
                                       ==============   ==============  ==============   ==============  ==============

(1) Fixed charges include interest expense plus capitalized interest.

                             PS BUSINESS PARKS, INC.
                                   Exhibit 12
         Statement re: COMPUTATION of Ratio of Earnings to Fixed Charges

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                            -----------------------------------------
                                                                                  2002                    2001
                                                                            -----------------       -----------------
      FFO.............................................................       $    77,405,000         $   70,049,000
      Interest expense................................................             4,098,000                932,000
      Minority interest in income - preferred units...................            13,237,000              9,696,000
      Preferred dividends.............................................            11,483,000              6,014,000
                                                                            -----------------       -----------------
      Adjusted FFO available to cover fixed charges...................       $   106,223,000         $   86,691,000
                                                                            =================       =================

      Fixed charges (1)...............................................       $     4,386,000         $    1,933,000
      Preferred distributions.........................................            24,720,000             15,710,000
                                                                            -----------------       -----------------
      Combined fixed charges and preferred distributions..............       $    29,106,000         $   17,643,000
                                                                            =================       =================

      Ratio of FFO to fixed charges...................................                24.22                  44.85
                                                                            =================       =================
      Ratio of FFO to combined fixed charges and preferred
       distributions..................................................                 3.65                   4.91
                                                                            =================       =================


                                                                   Years Ended December 31,
                                      ---------------------------------------------------------------------------------
                                            2001             2000            1999             1998            1997
                                      ---------------  --------------- ---------------  --------------- ---------------
FFO................................    $  93,568,000    $  85,977,000   $  76,353,000    $  57,430,000   $  17,597,000
Interest expense...................        1,715,000        1,481,000       3,153,000        2,361,000           1,000
Minority   interest   in   income -
   preferred units.................       14,107,000       12,185,000       4,156,000                -               -
Preferred dividends................        8,854,000        5,088,000       3,406,000                -               -
                                      ---------------  --------------- ---------------  --------------- ---------------

Adjusted   FFO   available  to  cover
   fixed charges...................    $ 118,244,000    $ 104,731,000   $  87,068,000    $  59,791,000   $  17,598,000
                                      ===============  =============== ===============  =============== ===============

Fixed charges (1)..................    $   2,806,000    $   2,896,000   $   4,142,000    $   2,629,000    $      1,000
Preferred distributions............       22,961,000       17,273,000       7,562,000                -               -
                                      ---------------  --------------- ---------------  --------------- ---------------

Combined  fixed charges and preferred
   distributions...................    $  25,767,000    $  20,169,000   $  11,704,000    $   2,629,000   $       1,000
                                      ===============  =============== ===============  =============== ===============

Ratio of FFO to fixed charges......            42.14            36.16           21.02            22.74          17,598
                                      ===============  =============== ===============  =============== ===============
Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             4.59             5.19            7.44            22.74          17,598
                                      ===============  =============== ===============  =============== ===============

(1)      Fixed charges include interest expense plus capitalized interest.